EX-99.906CERT

CERTIFICATIONS

Eugene A. Profit, Chief Executive Officer, and Mark J. Seger, Chief Financial Officer, of Profit Funds Investment Trust (the “Registrant”), each certify to the best of his knowledge that:

1.
The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2013 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

Profit Funds Investment Trust	Profit Funds Investment Trust

/s/ Eugene A. Profit	/s/ Mark J. Seger
Eugene A. Profit, President	Mark J. Seger, Treasurer

Date: May 28, 2013	Date: May 28, 2013

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Profit Funds Investment Trust and will be retained by Profit Funds Investment Trust and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.